EXHIBIT 10.36
                                                                   -------------
                                     LEASE

DATE              APRIL 23, 2003
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LANDLORD          Phil L. & Brenda P. Frandsen
                  ----------------------------

TENANT            IMPROVENET, INC., A DELAWARE CORPORATION
                  ----------------------------------------

I. LEASED Premises

     The leased premises (the "Leased Premises") are as shown on Exhibit "B" attached hereto and are further defined as: The SECOND FLOOR OF 10799 N. 90TH STREET, SCOTTSDALE, ARIZONA. In total, the two story office building consists of approximately 10,000 Rentable Square Feet, with the Second Floor consisting of APPROXIMATELY 5,000 RENTABLE SQUARE FEET.

II. LEASE

     The Landlord hereby leases to the Tenant, and the Tenant hereby leases from the Landlord, the Leased Premises, upon the terms and conditions set forth in this Lease (the " Lease").

III. TERM

     This Lease is for a term of 2 YEARS AND 2 MONTHS commencing JUNE 1, 2003 (the "Commencement Date") and terminating JULY 31, 2005 (the " Termination Date'').

     If the Leased Premises or the building in which the Leased Premises are located are not completed at the Commencement Date and possession of the Leased Premises is not delivered to Tenant by the Commencement Date, the Commencement Date shall be the first day of the calendar month following the delivery of the Leased Premises to Tenant. If the Leased Premises are delivered to Tenant and Tenant accepts possession on any day earlier than the Commencement Date, the rental for the interim shall be paid by Tenant on a prorata basis, but such earlier taking of possession shall not change the Termination Date of this Lease.

IV. SECURITY DEPOSIT

     Tenant has paid Landlord at the execution hereof, the amount of FIVE THOUSAND DOLLARS ($5,000.00) as security for the performance by Tenant of the terms hereof, which amount shall be returned to Tenant at the Termination Date if Tenant has discharged its obligations to Landlord in full pursuant to this Lease and all amendments thereto.

     The foregoing security deposit, at the election of the Landlord, may be forfeited to and retained by Landlord as and for its full damages, or at the election of the Landlord, may be applied and credited in reduction of any loss and/or damages sustained by Landlord at any time by reason of the occurrence of any breach, nonperformance of, or default of, Tenant, under this Lease without loss, waiver or exclusion of any other or additional rights, recourse or remedies Landlord may have for such occurrence, whether at law, in equity or under the terms of the Lease. In the event Landlord applies any or all of the foregoing security deposit to the correction of any breach or default of this Lease by Tenant, then Tenant agrees to, within five (5) days notice by Landlord of Landlord's so doing, replenish said security deposit to its full amount for the purposes hereinabove specified. Tenant hereby acknowledges that the foregoing security deposit need not be held in any trust account.

V. RENTAL & OPERATING EXPENSES

     Tenant agrees to pay as base rental NO CHARGE ($0.00) FOR MONTHS ONE (1) AND TWO (2), THEREAFTER FIVE THOUSAND DOLLARS ($5,000.00) PER MONTH PLUS SALES TAX FOR MONTHS' THREE (3) THROUGH TWENTY SIX (26) (the "Base Rent") for each and every month of the Lease (plus any excise, privilege or sales taxes levied on the rentals or the receipt thereof, except Landlord's income tax), payable in advance, without offset or deduction, on the first day of each month commencing with the Commencement Date of the Lease.

     THIS LEASE IS NET "JANITORIAL" SERVICE IN THAT THE TENANT IS RESPONSIBLE FOR CONTRACTING AND PAYING FOR THEIR OWN INTERIOR JANITORIAL SERVICE AND JANITORIAL SUPPLIES.

     The Base Rent shall be subject to adjustment each calendar year to compensate for increases in Landlord's "Operating Costs" (as hereinafter defined). However, in no event, shall Tenant's Base Rent be less than the Base Rent specified herein.

     Landlord's "Base Operating Cost" is $(2004 BASE YEAR) per square foot of rentable area in the Building, which represents that portion of the annual rent per square foot which Landlord has allocated to the Operating Costs on an annual basis.

     "Operating Costs" shall be determined on an accrual basis for each calendar year by taking into account, on a consistent basis, all costs of management, maintenance, and operation of the Building, including but not limited to the costs of cleaning, utilities, air conditioning and heating, plumbing, elevator, insurance, landscaping costs and the cost of improvements installed to reduce the above-listed operating costs and all other costs which can properly be considered operating expenses incurred in the management, maintenance and operation of the Building.

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     The Operating Costs shall be determined for each calendar year. If the
Operating Costs for any calendar year exceed the Base Operating Cost, Tenant's rent for said calendar year shall be increased by an amount equal to Tenant's "Proportionate Share" (as hereinafter defined) of such excess which increased rental for such calendar year Tenant agrees to pay to Landlord in accordance with the statements rendered.

     Each calendar year Landlord may elect to require that the rental be adjusted for that year effective January 1 on the basis of Landlord's estimates of increases or decreases in Operating Costs, which adjusted rental Tenant agrees to pay in accordance with the statements rendered. A final adjustment of the rental for each calendar year shall be made the following year based upon the final Operating Costs, determined as herein provided and examined by Landlord's accountants. Appropriate fair adjustments shall be made for costs which vary with occupancy and where tenants pay costs that in other leases are paid by Landlord. In no event, however, shall Tenant's rent be less than the Base Rent specified above.

     Tenant hereby agrees to pay, as additional rent, Tenant's Proportionate Share of any Real and Personal Property taxes (as hereinafter defined) assessed or levied for any tax year (the "Tax Year") or portion thereof occurring during the term of this Lease in excess of $(2004 BASE YEAR) per square foot per annum of rentable area in the Building, which Landlord hereby agrees to contribute toward Real and Personal Property taxes for each Tax Year during the Lease Term ("Landlord's Contribution"). If the Real and Personal Property taxes for any Tax Year are lower than Landlord's Contribution, Tenant shall not be entitled to any refund whatsoever.

     After Landlord has received the tax bill(s) for each Tax Year, Landlord shall furnish Tenant with a written statement of the amount due as Tenant's Proportionate Share of Real and Personal Property taxes in excess of Landlord's Contribution, and within thirty (30) days of the date of such statement, Tenant shall pay the amount due in one lump sum. Alternatively, Landlord shall have the right to estimate Tenant's Proportionate Share of Real and Personal Property taxes in excess of Landlord's Contribution, which sums Tenant agrees to pay in accordance with the statements rendered, in which event a final annual adjustment shall be made based upon the Real and Personal Property taxes actually assessed or levied. The failure of Landlord to send Tenant any such statement shall not constitute a waiver by Landlord of its right to require Tenant to pay its Proportionate Share of such excess. Any fractional Tax Year in the first or final year of the Lease term shall be treated proportionately on a 360-day year basis.

     For the purposes of this Paragraph V. Rental, Definitions, the following terms shall have the following meanings:

          1. "Tax Year" shall mean the 12 month period employed for real and personal property taxation purposes by each of the taxing authorities in the State of Arizona.

          2. "Real and Personal Property taxes" shall mean and include a) all real property taxes and personal property taxes, charges and general and special assessments which are levied or assessed upon or with respect to the Building and any improvements, fixtures and equipment and all other personal property of Landlord located on, in or about the Building and/or used in connection with the operation thereof and b) all taxes which shall be levied or assessed in addition to or in lieu of such real or personal property taxes, but shall not include any net income, franchise, capital stock, estate or inheritance taxes.

          3. Tenant's "Proportionate Share" shall mean the ratio, expressed as a percentage, of the rentable area of the Leased Premises to the rentable area of the Building, which the parties hereby stipulate to be 50% percent.

          4. As used in this Lease, the term "Building" includes the and adjoining parking areas, if any, and the land and/or air space which is the site and grounds for such buildings and parking areas, regardless of the name under which such buildings may be known.

          5. As used in this Lease, the term "Prime Rate" shall mean the sum of
(a) that rate of interest, charged by Bank One - Arizona, a national banking association (or any successor to the business of such bank), and announced by such bank, from time to time, as its "prime rate,'' and (b) two (2) percentage points above the annual rate of interest specified in clause "(a)" immediately hereinabove.

VI. COST OF LIVING ADJUSTMENT TO RENTAL - NOT APPLICABLE

VII. INITIAL CONSTRUCTION

     Construction, if any, to be completed by Landlord will be in accordance with the plans, specifications and agreements approved by both parties in the Tenant Build-Out Agreement. Landlord will not be obligated to construct or install any improvements or facilities of any kind other than those called for in the Tenant Build-Out Agreement. Landlord agrees to commence and complete such construction with reasonable diligence. All such improvements are to be the property of Landlord and upon termination of this Lease, Tenant shall deliver the Leased premises to Landlord in good condition and repair, broom clean, normal wear and tear excepted.

VIII. REPAIRS AND ALTERATIONS

     Tenant agrees that it will pay for the cost of all repairs to the Leased Premises not required to be made by Landlord and be responsible for all redecorating, remodeling, alteration and painting required by it during the term of this Lease. Tenant shall pay for any repairs to the Leased Premises or the Building made necessary by any negligence or carelessness of Tenant, it's employees or invitees. Tenant agrees to maintain the Leased Premises in a clean, neat and sanitary condition.

     Tenant may place partitions and fixtures and make improvements and other alterations to the interior of the

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Leased Premises at Tenant's expense, provided, however, that prior to commencing any such work Tenant shall first obtain the written consent of Landlord to do the proposed work. Landlord may require that said work be done by Landlord's own employees or under Landlord's direction but at the expense of Tenant, and Landlord may, as a condition to consenting to such work, require that Tenant give security that the Leased Premises will be completed free and clear of liens and in a manner satisfactory to Landlord. Notwithstanding the foregoing, any such improvements or alterations by Tenant shall conform to and be in substantial accordance in quality and appearance with the quality and appearance of the improvements in the remainder of the Building. Any such improvements shall become the property of Landlord upon expiration of this Lease. Tenant shall remove any movable furniture and equipment upon termination of this Lease and shall deliver the Leased Premises to Landlord in as good condition as received, broom clean, normal wear and tear excepted. In the event Tenant receives consent of the Landlord and uses Tenant's own contractor for any such improvements then Tenant must provide Landlord with contractor's evidence of workmen's compensation and liability insurance in amounts sufficient to Landlord and have acquired the necessary building permits prior to commencing any such construction.

     All such improvements are to be the property of Landlord and upon termination of this Lease, Tenant shall remove their exterior signs and restore the areas of the building affected by the exterior signs, and deliver the Leased Premises to Landlord in good condition and repair, broom clean, normal wear and tear excepted.

IX. FIRE OR CASUALTY INSURANCE

     In the event that the Leased Premises are wholly or partially destroyed by fire or other casualty covered by the usual form of tire and extended coverage insurance rendering them untenantable, Landlord shall, to the extent of insurance proceeds actually received by Landlord, rebuild, repair or restore the Leased Premises to substantially the same condition as when the same were furnished to Tenant and this Lease shall remain in effect during such period. In the event of total destruction, rent shall abate during the period of reconstruction, and in the event of partial destruction, rent shall abate prorata during the period of reconstruction. In the event, however, that the building containing the Leased Premises is damaged or destroyed to the extent of more than one-third (1/3) of its replacement cost, Landlord or Tenant may elect to terminate this Lease.

     Tenant shall be responsible for and shall provide Tenant's own insurance coverage, and supply Landlord with evidence of such coverage with respect to any furniture, fixtures, improvements, betterments, equipment and personal property belonging to Tenant and placed by Tenant in or upon the Leased Premises. Tenant agrees and warrants to Landlord that any fire insurance policy, extended coverage policy, casualty and loss policy, or other policy or policies carried by Tenant in connection with this Lease or the Leased Premises and/or insuring Tenant's property or effects located in or upon the Leased Premises shall each contain a provision whereby the insurance carrier waives any right of subrogation against the Landlord.

     Provided Landlord can obtain such waiver of subrogation rights with regard to policies of fire or casualty insurance obtained by Landlord with regard to the Building, Landlord hereby releases and waives any and all rights of subrogation against Tenant which, in the absence of this release and waiver, would arise in favor of any insurance company insuring Landlord against loss of fire, extended coverage casualty and loss of any other type, resulting from damage to or destruction of the building of which the Leased Premises form a part or any portion thereof or in damage to or destruction of the property of Landlord in the Building. Landlord shall not be required to obtain such insurance policies except through insurance companies satisfactory to the Landlord and the holder of any mortgage covering the Leased Premises.

X. USE OF LEASED Premises

     The Leased Premises are leased to Tenant for the sole purpose of GENERAL OFFICE and for no other purpose whatsoever. Tenant agrees that it will use the Leased Premises in such manner as to not interfere with or infringe upon the rights of other tenants in the area of the Building. Tenant agrees to comply with all applicable laws, ordinances and regulations in connection with its use of the Leased Premises.

XI. SIGNS

     Landlord shall retain control over the exterior appearance of the building and the exterior appearance of the Leased Premises as viewed from the public halls. Tenant will not install, or permit to be installed, any drapes, shutters, signs, lettering, advertising, or any items that will in any way alter the exterior appearance of the Building or the exterior appearance of the Leased Premises as viewed from the public halls or exterior without prior written approval of Landlord.

XII. CONFIDENCE REPOSED IN TENANT

     It is agreed that one of the conditions moving Landlord to make this Lease is the personal confidence reposed by it the Tenant, combined with the belief that Tenant will be a tenant and occupant satisfactory to Landlord and the other occupants of the Building. Should Tenant vacate or abandon the Leased Premises during the term hereof, Landlord, at Landlord's discretion, shall have the right to cancel this Lease without obligation to Tenant.

XIII. ASSIGNMENT AND SUBLETTING

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          (a) Tenant for itself, its heirs, distributees, successors and assigns, expressly covenants that it shall not, by operation of law or otherwise, assign, sublet, mortgage or encumber all or any part of this Lease or the Leased Premises or permit the Leased Premises to be used by others without the prior written consent of Landlord in each instance. Any attempt to do so by the Tenant shall be void. The consent by Landlord to any assignment, sublet, mortgage or encumbrance or use of all or any part of the Leased Premises by others, shall not constitute a waiver of Landlord's right to withhold its consent to any other assignment, sublet, mortgage, or encumbrance or use of all or any part of the Leased Premises by others. Without the prior written consent of Landlord, this Lease and the interest of Tenant therein or any assignee of Tenant therein, shall not pass by operation of law, and shall not be subject to garnishment or sale under execution in any lawsuit or proceeding which may be brought against or by Tenant or any sublessee or assignee of Tenant.

          (b) If Tenant requests Landlord's consent to an assignment of this Lease or subletting of all or any part of the Leased Premises, Tenant shall submit to Landlord: (l) the name of the proposed assignee or subtenant, (2) the terms of the proposed assignment or subletting, (3) the nature of the proposed subtenant's or assignee's business; and (4) such information as to such subtenant's or assignee's financial responsibility and general reputation as Landlord may require.

          (c) Upon the receipt of the request pursuant to Paragraph XIII(b) hereinabove and information from Tenant, Landlord shall have the option, at Landlord's discretion, to be exercised in writing within thirty (30) days after such receipt, to either (1) cancel or terminate this Lease, if the request is to assign or sublet all of the Lease and/or the Leased Premises or, if the request is to sublet or assign a portion of the Lease and/or the Leased Premises, to cancel and terminate this Lease with respect to such portion, in each case as of the date set forth in Landlord's notice of exercise of such option, or (2) grant said request, or (3) deny said request if Landlord finds such subtenant or assignee unacceptable. Excluding Landlord's right to exercise option #1 in this paragraph; Landlord shall not unreasonably withhold consent to assign or sublet the Leased Premises.

          (d) In the event Landlord shall cancel this Lease, Tenant shall surrender possession of the Leased Premises, or the portion of the Leased Premises which is the subject of the request, as the case may be, on the date set fourth in such notice in accordance with the provisions of this Lease relating to surrender of the Leased Premises. If the lease shall be canceled as to a portion of the Leased Premises only, the rent and other charges payable by Tenant hereunder shall be reduced proportionately according to the ratio that the number of square feet in the portion of space surrendered bears to the square feet of space at the initial Leased Premises.

          (e) In the event that Landlord shall consent to a sublease or assignment pursuant to the request from Tenant, Tenant shall cause to be executed by its assignee or subtenant an agreement satisfactory to Landlord, whereby such assignee or subtenant agrees to perform faithfully and to assume and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease for the period covered by the assignment or sublease and to the extent of the space sublet or assigned. In addition, Tenant agrees that with regard to each such sublease or assignment so consented to by Landlord, Tenant: (l) will not collect more than one month's rent in advance,
(2) will not terminate or cancel such sublease or assignment without Landlord's prior written consent, (3) will be responsible for all the acts and omissions of said sublessees or assignees, (4) will only sublease at the rental which Tenant is then paying to Landlord, (5) shall pay to Landlord promptly, following receipt of the amount of the value of any consideration received by Tenant from any assignment of this Lease, (6) Tenant shall not assign or sublet the Premises to another existing tenant in the building housing the Leased Premises, and (7) An executed copy of each sublease or assignment and assumption of performance by the sublessee or assignee, on Landlord's standard form, shall be delivered to Landlord within five (5) days prior to the commencement of occupancy set forth in such assignment or sublease. No such assignment or sublease shall be binding on Landlord until Landlord shall have actually received such copies as required herein.

          (f) in no event shall any assignment of subletting to which landlord may consent, release or relieve Tenant from its obligations to fully perform all of the terms, covenants and conditions of this Lease on its part to be performed.

          (g) In the event this Lease is canceled at Landlord's option as provided hereinabove, neither of the parties shall have any further obligations hereunder, except as may be expressly provided herein and except Tenant shall pay all rents, charges and all other amounts due as set out in the Lease, to the date Tenant is notified of such cancellation.

XIV. EMINENT DOMAIN

     In the event any portion of the Leased Premises is taken from Tenant under eminent domain proceedings, Tenant shall have no right, title or interest in any award made for such taking.

XV. WAIVER AND SEVERABILITY

     The consent of the Landlord in any instance to any variation of the terms of the Lease or the receipt of rent with knowledge of any breach, shall not be deemed to be a waiver as to any breach of any covenant or condition herein contained, nor shall any waiver be claimed as to any provisions of this Lease unless the same be in writing, signed by Landlord. This Lease and any written amendment, exhibits or addenda hereto contain the entire agreement between the parties. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, then the remaining items and provisions of this Lease and any other application of such term or provision shall not be affected thereby.

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XVI. USE OF COMMON FACILITIES

     All elevators, stairways, halls and areas for the common use of all tenants at the Building shall be open to reasonable use by Tenant, its customers, clients and employees. Tenant and its officers, agents and employees agree to park their motor vehicles only in areas designated from time to time for that purpose or otherwise as permitted in writing by Landlord.

XVII. SERVICES

          (a) Landlord agrees to provide air conditioning, heat, water and electricity for lighting and normal office usage during the customary business hours of the Building as established by Landlord the costs of which shall be includable in Operating Costs hereunder.

          (b) TENANT IS RESPONSIBLE FOR CONTRACTING AND PAYING FOR THEIR OWN INTERIOR JANITORIAL SERVICE AND JANITORIAL SUPPLIES.

XVIII. ENTRY OF LANDLORD

     Landlord reserves the right, without abatement of rent and other charges due hereunder from Tenant to enter upon the Leased Premises at reasonable times for the inspection of the same, to make necessary repairs, to post notices of non-responsibility and Landlord reserves the right, during the last six (6) months of the term of this Lease to show the Leased Premises, at reasonable times, to prospective purchasers or tenants.

     Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Leased Premises, and any other loss occasioned by Landlord's entry, except for damage to property or injury to persons caused by the willful or negligent actions of Landlord or its Agents. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Leased Premises, excluding Tenant's vaults and safes (as the same are permitted by Landlord to be upon the Leased Premises), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Leased Premises and any entry into the Leased Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction of Tenant from the Leased Premises or any portion thereof.

XIX. SUBSTITUTED Premises - NOT APPLICABLE

XX. SUBORDINATION AND ATTORNMENT

     Landlord reserves the right to place liens and encumbrances on the Leased Premises superior in lien and effect to this Lease. This Lease, and any and all renewals, modifications, replacements or extensions thereof, at the option of the Landlord, shall be subject and subordinate to any liens and encumbrances now or hereinafter imposed by Landlord upon the Leased Premises or the Building and Tenant agrees to execute and deliver upon demand (and to cause all sublessees and assignees under Tenant to execute and deliver upon demand) such instruments subordinating this Lease (and all subleases and assignments pursuant to this Lease) to any such lien or encumbrance as shall be required by Landlord.

     In the event Landlord' s interest in the Leased Premises is derived from a lease from another party and said Lease should be terminated by the other party, Tenant agrees to attorn (and to cause all sublessees and assignees under Tenant to so attorn) to the other party, its successors and assigns as Landlord on this Lease.

     In the event any proceedings are brought for the foreclosure of any mortgage on the Leased Premises, Tenant will attorn (and Tenant will cause all sublessees and assignees under Tenant to so attorn) to the purchaser at foreclosure sale and recognize the purchaser as the Landlord under this Lease. The purchaser by virtue of such foreclosure shall be deemed to have assumed, as substitute Landlord, the terms and conditions of this Lease until the resale or other disposition of its interest by such purchaser. Such assumption, however shall not be deemed of itself an acknowledgment by the purchaser of the validity of any then existing claims of Tenant (or the claims of any sublessees or assignees under Tenant) against the prior Landlord.

    Tenant agrees to execute and deliver (and to cause all sublessees and assignees under Tenant to execute and deliver) such further assurance and other documents (including but not limited to a new lease upon the same terms and conditions as this lease) confirming the foregoing as such purchaser may reasonably request. Tenant on behalf of itself and on behalf of all sublessees and assignees under Tenant waives any right of election to terminate this Lease because of any such foreclosure proceedings. Tenant hereby irrevocably constitutes and appoints Landlord as Tenant' s attorney-in-fact to execute (and to deliver to any third party) any documents hereinabove required to be executed by Tenant, for and on behalf of Tenant, if Tenant shall have failed to do so within ten (10) days after the request therefore by Landlord.

XXI. NOTICES

     Any notices or demands to be given hereunder shall be in writing and shall be given to Landlord and to Landlord's managing agent with regard to the Building, at their respective offices and to Tenant at the Leased Premises, or at

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such other address as either party shall designate, and shall be by registered or certified United States mail , postage prepaid or, at the election of Landlord, hand delivered.

XXII. DEFAULT

     In the event Tenant fails to pay any rental due hereunder or fails to keep and perform any of the other terms or conditions hereof, time being of the essence, then five (5) days after written notice of default from Landlord, the Landlord may, if such default has not been corrected, resort to any and all legal remedies or combination of remedies which Landlord may desire to assert including but not limited to one or more of the following: (1) lock the doors to the Leased Premises and exclude Tenant therefrom, (2) retain or take possession of any property on the Leased Premises pursuant to Landlord's statutory lien,
(3) enter the Leased Premises and remove all persons and property therefrom, (4) declare this Lease at an end and terminated, (5) sue for the rent due and to become due under this Lease, and for any damages sustained by Landlord, (6) collect, directly from any sublessee or assignee under Tenant all subrents and other charges payable by such sublessees or assignees, Tenant hereby assigning to Landlord such subrents and other charges in the event of a default by Tenant under this lease, and (7) continue this Lease in effect and relet the Leased Premises on such terms and conditions as Landlord may deem advisable with Tenant remaining liable for the monthly rent plus the reasonable cost of obtaining possession of the Leased Premises and of any repairs and alterations necessary to prepare the Leased Premises for reletting, less the rentals received from such reletting, if any. No action of Landlord shall be construed as an election to terminate this Lease unless written notice of such intention be given to Tenant. Tenant agrees to pay as additional rental all attorney's fees and other costs and expenses incurred by Landlord in enforcing any of Tenant's obligations under this Lease. Any amount due from Tenant to Landlord under this Lease which is not paid when due shall bear interest at the "Prime Rate" that is in effect on the date such amount is due, accruing from such date until paid. Furthermore, that rate of interest paid by Tenant on any such amount shall be adjusted as the "Prime Rate" is adjusted.

XXIII. LATE PAYMENTS

     Tenant hereby acknowledges that the late payment by tenant to Landlord of rent or any additional rent or other sums due hereunder will cause Landlord to incur costs not contemplated in this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include but are not limited to processing, administrative and accounting costs.

     Accordingly, if any installment of rent or any additional rent or any other sum due from Tenant shall not be received by Landlord within five (5) business days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. if any installment of rent or any additional rent or any other sum due from Tenant shall not be received within thirty (30) days after such amount shall be due, Landlord shall incur additional processing, administrative and accounting costs. In order to compensate Landlord therefore, Tenant shall pay to landlord an additional late charge equal to five percent (5%) of such overdue amount, including previous penalties. The parties hereby agree that such late charges represent a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Neither assessment nor acceptance of such late charge by Landlord shall constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted under the Lease. Nothing contained in this paragraph shall be deemed to condone, authorize, sanction or grant to Tenant an option for the late payment of rent, and Tenant shall be deemed in default in the payment of its rent should the same not be paid by the date on which it is due.

XXIV. BUILDING RULES AND REGULATIONS

     Tenant agrees to abide by all rules and regulations of the building imposed by Landlord and attached hereto as Exhibit "A". Such rules and regulations are imposed for the cleanliness, good appearance, proper maintenance, good order and reasonable use of the Leased Premises and the Building, and as may be necessary for the proper enjoyment of the Building by all Tenants and their clients, customers and employees. The rules and regulations may be changed from time to time upon ten (10) days notice to Tenant. Breach of the rules and regulations of the Building shall not be grounds for termination of the Lease unless tenant continues to breach the same after ten (10) days written notice by Landlord. Landlord shall not be responsible to Tenant for nonperformance by any tenant or occupant of the Building of any rules or regulations.

XXV. LIENS

     Tenant shall keep the Landlord, Leased Premises and Building harmless from and against any liens or claims arising out of any work performed, materials furnished or obligations incurred by Tenant, and shall indemnify and hold Landlord harmless against the same, together with all costs of suit and attorney's fees incurred by Landlord in connection therewith. Except Tenant has the right to contest any liens in good faith and agrees to pay any judgment rendered against Tenant Immediately thereafter.

XXVI. INDEMNIFICATION OF LANDLORD

     Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, for any injury (including death) or damage to any person or property in or about the leased premises by or from any cause whatsoever and Tenant shall hold Landlord harmless from any and all claims or liability from injury (including death) or damage to any person or property whatsoever occurring in or about the leased premises.

     Tenant shall obtain and keep in effect during the term of this Lease a policy of comprehensive liability insurance, including public liability and property damage, with a minimum combined single limit of liability of One Million Dollars ($l,000,000.00). Said policy or policies shall name Landlord and its agents as additional insureds and shall be issued by an insurance company, licensed to do business in the State of Arizona, and acceptable to Landlord. Said policy or policies shall additionally provide that the insurance shall not be canceled or modified unless thirty (30) days prior written notice has been given to Landlord. Tenant shall supply Landlord with a certificate of the insurance which it has obtained prior to its occupation of the Leased Premises.

XXVII. TAXES

     Tenant agrees to pay or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon all of Tenant's equipment, furniture, fixtures and other personal property located in the Leased Premises.

XXVIII. HOLDING OVER

     Upon the expiration of this Lease, Tenant shall immediately surrender the Leased Premises to Landlord, such Leased Premises to be broom clean, in good condition and repair, ordinary wear and tear excepted. If the Tenant or any sublessee or assignee under Tenant holds over after the expiration or earlier termination of this Lease without Landlord's express written consent, Tenant shall be in default hereunder and in addition to all of the rights or remedies available to Landlord. Tenant shall be obligated to pay to Landlord rent at a rate equal to 150% of current base rental rate with regard to the Leased Premises for the time during which Tenant retains possession, which payment shall not constitute a waiver of any of Landlord's other rights or remedies provided herein.

XXIX. INSOLVENCY OR BANKRUPTCY

     Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Tenant; or (b) an assignment by Tenant for the benefit of creditors; or (c) any action taken or suffered by Tenant under any insolvency, bankruptcy or reorganization act, shall constitute a default and breach of this Lease by Tenant. Upon the happening of any such event, Landlord shall have all the rights herein provided in the event of any such default or breach, including without limitation the right, at Landlord's option, to terminate this Lease and enter the Leased Premises and remove all persons and property therefrom. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of tenant under any bankruptcy, insolvency or reorganization proceedings.

XXX. SALE BY LANDLORD

     In the event of a sale or conveyance by Landlord of the Leased Premises, the same shall operate to release Landlord from any further liability upon any of the covenants or conditions, express or implied, herein contained in favor of tenant and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. This Lease shall not be affected by any such sale, and Tenant agrees to attorn to the purchaser or assignee upon Landlord's request. Tenant shall deliver to such purchaser an offset statement and an estoppel certificate in such form as Landlord may request and, in the event Tenant fails to deliver said statement and certificate within ten (10) days after demand by Landlord. Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute said statement and certificate.

XXXI. ATTORNEY'S FEES

     In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover it's attorney's fees and costs in such action or proceeding. In the event Landlord intervenes in or becomes a party or is made a party to any action or proceeding arising in connection with this Lease in order to protect its rights, then Tenant shall pay to Landlord the fees of Landlord's attorneys therein as fixed by the court.

XXXII. SURRENDER OF Premises

     The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies. Tenant agrees that there shall be no value to the leasehold upon termination or cancellation of the Lease under its terms.


XXXIII. LIMITATION OF LANDLORD'S LIABILITY

     Tenant covenants and agrees that any claims that tenant may have now or hereafter against Landlord shall be asserted solely against and satisfied only out of Landlord's right, title and interest in the Building and not from any other thing or asset of Landlord.

XXXIV. TIME OF THE ESSENCE

     Time is of the essence of this Lease and all of its provisions.

XXXV. BINDING EFFECT

     The covenants and conditions herein contained shall, subject to the provisions restricting Tenant's assignment and subletting, apply to and bind the heirs, executors, administrators, personal representatives, successors and assigns of the parties hereto.

XXXVI. RECORDATION

     Tenant shall not record this Lease or any short form memorandum thereof, without the prior written consent of Landlord.

XXXVII. NAME OF BUILDING

     Tenant shall not use the name of the Building for any purpose other than as an address of the business to be conducted by Tenant in the Leased Premises.

XXXVIII. GOVERNING LAW

     This Lease and all the terms and conditions thereof shall be governed by the laws of the State of Arizona.

XXXIX. LANDLORD'S RIGHT TO MARKET AND ADVERTISE

     Tenant recognizes the right of the Landlord or its agent to advertise and market the Premises and show it to prospective tenants during normal business hours beginning 180 days prior to the expiration of the lease term.

XXXX. DEFINED TERMS AND PARAGRAPH HEADINGS

     The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in masculine gender include the feminine and neuter. If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. The paragraph headings and titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.


Improvenet, Inc., a Delaware Corporation
----------------------------------------
          (Name of Tenant)

BY /s/ Homayoon J. Farsi, President
   -------------------------------------

Date  May 2, 2003
     -----------------------------------

Phil L. & Brenda P. Frandsen
----------------------------
    (Name of Landlord)

By /s/ Phil L. Frandsen                Date  May 2, 2003
   --------------------------------         ------------------------

                                       Date
   --------------------------------         ------------------------

                                    EXHIBIT A

                              RULES AND REGULATIONS

1. PUBLIC AREAS. All public areas of the Building shall be under the sole and absolute control of Landlord and Landlord shall have the exclusive right to regulate, modify and control these areas.

2. INCREASE IN RISK. No tenant shall do anything in the Leased Premises and/or the Building, or bring to keep anything therein which will in any way increase or tend to increase the risk of fire, or which shall conflict with the regulations of the Fire Department or the fire laws, or with any rules or ordinances established by the Board of Health. No tenant shall use any machinery which may cause any objectionable noise, jar, or tremor to the floors or walls, or which, by its weight, might injure the floors of the Building.

3. NO AUCTIONS. No tenant shall conduct any auction on the Leased Premises. No tenant shall store goods, wares or merchandise on the Leased Premises except for such tenant's own personal use.

4. TENANT REQUESTS. The requests of any tenant will be attended to only upon written application to the Landlord. Employees of Landlord shall not perform any work, nor do anything outside of their regular duties unless special written instructions from the Landlord are first had and obtained and no employee shall admit any person (whether a tenant or otherwise) to any part of the Building without specific instructions from the Landlord or Landlord's agent.

5. KEYS. All keys shall be obtained from the Landlord and all keys shall be returned to the Landlord upon the termination or earlier expiration of this Lease. No tenant shall change the locks, or install other locks on the doors to the Leased Premises or elsewhere without the written consent of Landlord.

6. LOCKING OF LEASED PREMISES. Each tenant shall see that the windows and doors of the Leased Premises are closed and securely locked before leaving the Leased Premises and that all lights are properly turned off.

7. NOTICE OF ACCIDENTS. Each tenant shall give Landlord prompt notice of any accident to, or defects in,, the Leased Premises.

8. CONTROL BY LANDLORD. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord is intoxicated or under the influence of liquor or drugs, or who shall in any manner act in violation of any of the rules and regulations of the Building.

9. PLUMBING. The toilets, wash basins and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substance shall be thrown therein. All damage resulting from any misuse of fixtures shall be borne by the tenant who or whose employees, agents or visitors shall have caused the same.

10. AMENDMENT. Landlord reserves the right at any time to rescind any one or more of these rules and regulations, or to make such other and further reasonable rules and regulations as in Landlord's judgment may from time to time be necessary for the safety, care and cleanliness of the Leased Premises, the Building and for the preservation of order therein.

11. HEADINGS. The headings of the Paragraphs of these rules and regulations are for convenience of reference only and shall not limit or define, in any way the terms and provisions hereof.

12. COMBUSTIBLE MATERIALS. No tenant shall use or keep in any Premises or at the Building any kerosene, gasoline or inflammable or combustible fluid or material.

13. WINDOW COVERINGS. Tenant shall not place any coverings on the windows without first obtaining Landlord's written consent. The acceptability of any such covering shall be at Landlord's sole discretion.

14. EXTERIOR FURNITURE. Tenant shall not place any furnishings in or about the common exterior areas of the Building.

                                    EXHIBIT B

                         BUILDING SUITE LOCATION EXHIBIT







             [DRAWING OF FLOOR PLAN OF BUILDING SUITE APPEARS HERE]

                                    ADDENDUM


This shall serve as the Addendum to that Lease dated April 23, 2003, by and between Phil L. & Brenda P. Frandsen (Landlord), and Improvenet, Inc., a Delaware Corporation (Tenant), for the Second Floor of 10799 North 90th Street, Scottsdale, Arizona 85260.

The language contained herein shall prevail if in conflict with any previous language.

o Base Rent includes five (5) covered/reserved parking stalls throughout the term of the lease located at the north end of the covered parking area and thirteen (13) uncovered/unreserved parking stalls that directly adjoin the foot print of the building. This parking count is based on the existing striping, which may or may not change from time to time based on government regulations that are beyond the Landlord's control.

o Operating expenses as described in Paragraph V shall be grossed up and based on the greater of 95% occupancy or actual expenses in determining the Base Year and pro-rata share of expense pass through.

o Signage: Tenant shall have the right to place a sign on the building and at the entrance to Tenant's suite. The cost and responsibility of permitting, installing and removing the sign (including restoring the area of the building ware the sign was) at the end of the tenant's lease term shall be Tenant's. Actual signage is subject to Landlord's prior written approval.

o Tenant shall re-carpet and paint the interior of the suite as desired prior to occupancy. Landlord and Tenant shall equally share in the cost of this re-carpeting and painting. The cost to the Landlord for re-carpeting and painting shall not exceed three thousand dollars ($3,000.00).


Improvenet, Inc., a Delaware Corporation
----------------------------------------
          (Name of Tenant)

BY /s/ Homayoon J. Farsi, President
   -------------------------------------

Date  May 2, 2003
     -----------------------------------

Phil L. & Brenda P. Frandsen
----------------------------
    (Name of Landlord)

By /s/ Phil L. Frandsen                Date  May 2, 2003
   --------------------------------         ------------------------

                                       Date
   --------------------------------         ------------------------